UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2019

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) At its meeting on May 10, 2019, the Board of Directors of Cabot, based on the recommendation of the Board’s Governance and Nominating Committee, elected Christine Yan a director of Cabot and appointed Ms. Yan to the Board’s Safety, Health, Environment & Sustainability Committee, both effective May 13, 2019. Ms. Yan will serve as a director in the class whose term expires at the Annual Meeting in 2021.

There is no arrangement or understanding between Ms. Yan and any other person pursuant to which she was selected to become a member of the Board, nor are there any transactions between Ms. Yan and Cabot or any subsidiary of Cabot that are reportable under Item 404(a) of Regulation S-K.

Ms. Yan will receive compensation for her service as a non-employee director as described under the heading “Director Compensation” in Cabot’s Proxy Statement for the 2019 Annual Meeting of Stockholders, which description is incorporated herein by reference. As part of such compensation, on May 13, 2019, Ms. Yan will receive shares of Cabot common stock, par value $1.00 per share, having a value as close as possible to $80,000 on such date.

A copy of the press release announcing Ms. Yan’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Cabot Corporation on May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Sean D. Keohane
Name: Sean D. Keohane Title: President and Chief Executive Officer

Date: May 13, 2019